Exhibit 99

NEWS RELEASE

Northern Trust Corporation
50 South LaSalle Street
Chicago, Illinois 60675
Contact: Bev Fleming, Investor Relations
(312) 444-7811 or
Sue Rageas, Public Relations
(312) 444-4279	http://www.northerntrust.com

FOR IMMEDIATE RELEASE

NORTHERN TRUST CORPORATION REPORTS RECORD 2004 FOURTH QUARTER EARNINGS PER SHARE OF $.60, UP 3% FROM THE PRIOR YEAR.

(Chicago, January 19, 2005) Northern Trust Corporation today reported record net income per common share of $.60 for the fourth quarter, an increase of 3% from $.58 per share earned a year ago. Net income increased 2% to $132.6 million from $129.7 million earned in the fourth quarter of last year. This performance resulted in a return on average common equity of 16.29%.

For the full year, net income per common share was a record $2.27, 26% higher than the $1.80 reported in 2003. Net income was a record $505.6 million compared with $404.8 million earned last year and resulted in a return on average common equity of 16.07%.

William A. Osborn, Chairman and Chief Executive Officer, commented, “This quarter’s strong performance marked the conclusion of an outstanding year with record annual revenues and net income. The fourth quarter’s performance was driven by a strong increase in both trust fees and foreign exchange trading results, record net interest income, and continued strength in the quality of our loan portfolio. We are pleased to report record assets under administration of $2.6 trillion, up 23%, and record assets under management of $572 billion, up 19%. Consistent with the continued successful expansion of our international business, global custody assets surpassed $1.0 trillion at year-end, up 34%. Our recently announced planned acquisition of Baring Asset Management’s Financial Services Group will further strengthen our international business by increasing our capabilities in a variety of areas important to our clients.”

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FOURTH QUARTER PERFORMANCE HIGHLIGHTS

Revenues of $603.1 million were up 11% from $543.7 million in last year’s fourth quarter. The revenue improvement reflects trust fees of $338.7 million in the quarter, up 9% from the fourth quarter last year, foreign exchange trading profits of $42.6 million, up 57%, and net interest income of $164.7 million, up 10% from last year. Trust fees represented 56% of total fourth quarter revenues, and total fee-related income represented 73% of total revenues.

Trust fees from Corporate & Institutional Services (C&IS) were up 11% in the quarter to $172.8 million, reflecting new business and improved equity markets. Custody fees increased 12% to $69.3 million for the quarter, driven by strong growth in global custody revenues. Fees from asset management grew 6% to $58.6 million. Securities lending fees increased 31% to $30.4 million due to higher lending volumes. C&IS assets under administration totaled $2.43 trillion at December 31, 2004, compared with $1.96 trillion at December 31, 2003. C&IS assets under management totaled $461.5 billion, compared with $374.3 billion at December 31, 2003. Assets under administration include a record $1.0 trillion of global custody assets, an increase of 34% compared with $750.9 billion one year ago.

Trust fees from Personal Financial Services (PFS) increased 7% in the quarter and totaled $165.9 million. The increase in PFS trust fees resulted primarily from new business and improved equity markets. Revenue growth was broad-based, with all regions and our Wealth Management Group reporting year-over-year increases in trust fees. Personal trust assets under administration totaled $221.1 billion at December 31, 2004, compared with $195.0 billion at December 31, 2003. Of the total assets under administration, $110.4 billion at December 31, 2004 is managed by Northern Trust, compared with $104.3 billion one year ago. Assets under administration include $104.8 billion of assets in the Wealth Management Group, an increase of 23% for the year.

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FOURTH QUARTER PERFORMANCE HIGHLIGHTS (continued)

Foreign exchange trading profits were $42.6 million in the quarter compared with $27.2 million in the fourth quarter of last year. These results reflect increased volatility experienced in the major currencies in the latter part of the quarter, coupled with an increase in client activity versus the same period of last year. Treasury management fees in the quarter were $20.0 million compared with $23.2 million in the same quarter last year, primarily as a result of a greater number of clients electing to pay for services by maintaining compensating deposit balances. Revenues from security commissions and trading income were $11.7 million compared with $13.3 million recorded in the prior year quarter. Other operating income was $25.3 million for the fourth quarter compared with $19.8 million in the same period last year. The current period includes a gain of $5.1 million from the sale of two nonperforming loans.

Net interest income for the quarter stated on a fully taxable equivalent basis totaled $164.7 million, up 10% from the prior year. The improvement resulted primarily from a $3.1 billion increase in average earning assets and an 18% increase in net noninterest-related funds. The net interest margin increased slightly to 1.66% from 1.63% in the prior year. Total average earning assets of $39.5 billion were 8% higher than a year ago with the increase concentrated in money market assets. Securities decreased 9% primarily in short-term agency securities and average loans were up 2% from a year ago at $17.8 billion.

The reserve for credit losses was reduced by $10.8 million in the quarter, reflecting a negative provision for credit losses of $10.0 million and net charge-offs of $.8 million. The negative provision was primarily the result of the elimination of reserves for two nonperforming loans, totaling $40.5 million, which were sold during the quarter. Nonperforming loans totaled $32.9 million at December 31, 2004, down from $64.2 million at September, 30, 2004 and $80.0 million at December 31, 2003. There was a $15.0 million negative provision in the prior year fourth quarter and net charge-offs totaled $.5 million. Credit reserves include $130.7 million assigned to loans and leases and $8.6 million allocated to loan commitments and off-balance sheet credit exposures. The reserve assigned to loans and leases at December 31, 2004

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FOURTH QUARTER PERFORMANCE HIGHLIGHTS (continued)

represented a reserve to loan ratio of .73% compared with .84% a year ago. Nonperforming loans of $32.9 million at quarter-end represented .18% of total loans and were covered 4.0 times by the reserve assigned to loans and leases.

Noninterest expenses totaled $400.0 million for the quarter, up 15% from $347.4 million in the year-ago quarter.

Compensation and employee benefit expenses totaled $214.5 million. This compares with $190.2 million last year. Current period compensation expense reflects annual salary increases and higher incentive compensation costs. Employee benefit expenses increased primarily as a result of strong fourth quarter performance which resulted in higher performance-based expenses attributable to the employee stock ownership and defined contribution plans. Staff on a full-time equivalent basis at December 31, 2004 totaled 8,022 compared with 8,056 a year ago.

Other expense categories totaled $185.5 million, up 18% from $157.2 million last year. The majority of the increase resulted from higher costs associated with operating risks related to servicing and managing financial assets, higher subcustodian and sub-advisor fees related to higher volumes and new business, fees for professional services and increased business promotion and advertising efforts.

The provision for income taxes was $66.9 million for the fourth quarter compared with $67.4 million in the year ago quarter.

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BALANCE SHEET

Balance sheet assets averaged $44.3 billion for the quarter, up 8% from last year’s fourth quarter average of $41.1 billion. Money market assets averaged $13.1 billion, up 37% while the securities portfolio averaged $8.6 billion, down 9% from last year. Loans and leases averaged $17.8 billion for the quarter, up 2% from the prior year.

Residential mortgages averaged $8.1 billion in the quarter, up 2% from the prior year’s fourth quarter and represented 45% of the total average loan portfolio. Commercial and industrial loans averaged $3.3 billion, down 6% from $3.5 billion last year, while personal loans increased 11% to average $2.8 billion compared with last year’s fourth quarter.

Common stockholders’ equity averaged a record $3.2 billion, up 8% from last year’s fourth quarter. The increase primarily reflects the retention of earnings offset in part by the repurchase of common stock pursuant to the Corporation’s share buyback program. During the quarter, the Corporation acquired 725,673 shares at a cost of $32.2 million. An additional 6.8 million shares are authorized for purchase after December 31, 2004 under the previously announced share buyback program.

FULL-YEAR PERFORMANCE HIGHLIGHTS

Net income per common share was a record $2.27, 26% higher than the $1.80 reported in 2003. Net income was a record $505.6 million, compared with $404.8 million earned last year, and resulted in returns on average common equity of 16.07% and average assets of 1.22%.

As a result of the 2003 second quarter sale of the assets of Northern Trust Retirement Consulting, L.L.C. (NTRC), its operating results for all periods presented have been shown as discontinued operations in Northern Trust’s consolidated statement of income. The net income from discontinued operations in the current year totaled $.8 million, compared with a net loss of $18.5 million in the prior year, which included the $20.2 million pre-tax loss on the sale and NTRC’s net loss from operations.

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FULL-YEAR PERFORMANCE HIGHLIGHTS (continued)

Revenues of $2.33 billion were up 9% from $2.14 billion last year. Trust fees were $1.33 billion, up 12% compared with last year. Trust fees represented 57% of total revenues and total fee-related income represented 74% of total revenues.

Trust fees from Corporate & Institutional Services (C&IS) increased 15% to $680.4 million. Custody fees increased 20% to $272.1 million for the period, reflecting strong growth in global custody revenues, while fees from asset management grew 10% to $230.2 million. Securities lending fees totaled $120.1 million, compared with $98.6 million last year, reflecting higher volumes, partially offset by lower spreads earned on the investment of collateral.

Trust fees from Personal Financial Services (PFS) in the period increased 9% to $649.9 million. The increase in PFS trust fees resulted primarily from new business and improved equity markets. Revenue growth was broad-based, with all regions and our Wealth Management Group reporting a year-over-year increase in trust fees.

Foreign exchange trading profits were $158.0 million in the year, compared with $109.6 million last year. Treasury management fees were $88.1 million, down 8% from last year. Revenues from security commissions and trading income were $50.5 million compared with $54.8 million in the prior year. Other operating income was $83.8 million for the year compared with $93.1 million last year. The current year includes a $5.1 million gain resulting from the sale of two nonperforming loans and the prior year included a $17.8 million gain from the sale of a retail branch.

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FULL-YEAR PERFORMANCE HIGHLIGHTS (continued)

Net interest income stated on a fully taxable equivalent basis, totaled $615.5 million, up 2% from $600.6 million reported in the prior year. The net interest margin decreased to 1.66% from 1.73% in the prior year primarily reflecting growth in lower margin short-term money market assets. Total average earning assets of $37.0 billion were 6% higher than a year ago with the increase concentrated in money market assets, which were up 29% and averaged $11.4 billion for the year. Average securities decreased 3% to $8.2 billion while average loans were virtually unchanged at $17.4 billion.

There was a $15.0 million negative provision for credit losses for 2004 compared with a $2.5 million provision in 2003. Continued strength in credit quality led to the negative provision for the current year. Net charge-offs totaled $2.9 million and represented .02% of average loans compared with $13.8 million or .08% of average loans in 2003.

Noninterest expenses totaled $1.53 billion, up 5% from a year ago. The prior year included the charges for severance, office space and software write-downs associated with Northern Trust’s strategic business review, which totaled $56.3 million. The current year was negatively impacted by a third quarter pre-tax charge of $17.0 million related to a proposed litigation settlement.

Compensation and employee benefit expenses represented 54% of total operating expenses and totaled $823.2 million. This compares with last year’s $785.2 million, which included $20.6 million in severance-related costs. The current year expenses reflect annual salary increases, higher incentive compensation and increased retirement and health care costs.

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FULL-YEAR PERFORMANCE HIGHLIGHTS (continued)

Other expense categories totaled $709.3 million for the period, up 6% from 2003. The prior year included the costs associated with reduced office space ($18.9 million), the standardization, replacement and elimination of software ($13.4 million) and outplacement benefits ($3.4 million). The current year reflects the $17.0 million third quarter charge related to a proposed litigation settlement, growth driven increases in fees for global custody and asset management sub-advisor services, higher costs associated with operating risks related to servicing and managing financial assets, in addition to increased business promotion efforts and higher insurance premiums. These increases were partially offset by lower expenses from strategic initiatives implemented in 2003 to reduce operating costs.

FORWARD-LOOKING STATEMENTS

This news release may be deemed to include forward-looking statements, such as statements that relate to Northern Trust’s financial goals, dividend policy, expansion and business development plans, anticipated expense levels and projected profit improvements, business prospects and positioning with respect to market and pricing trends, strategic initiatives, re-engineering and outsourcing activities, new business results and outlook, changes in securities market prices, credit quality including reserve levels, planned capital expenditures and technology spending, and the effects of any extraordinary events and various other matters (including developments in litigation and regulation involving Northern Trust and changes in accounting policies, standards and interpretations) on Northern Trust’s business and results. Forward-looking statements are typically identified by words or phrases, such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may increase,” “may fluctuate,” “plan,” “goal,” “strategy,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” and “could.” Forward-looking statements are Northern Trust’s current estimates or expectations of future events or future results. Actual results could differ materially from those indicated by these statements because the realization of those results is subject to many risks and uncertainties. Northern Trust Corporation’s 2003 Annual Report to Shareholders, including the

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FORWARD-LOOKING STATEMENTS (continued)

section of Management’s Discussion and Analysis captioned “Factors Affecting Future Results,” and periodic reports to the Securities and Exchange Commission contain additional information about factors that could affect actual results, including certain economic, geopolitical, interest rate, market and credit risks, competitive conditions, changes in U.S. and worldwide securities markets, changes in foreign exchange rates, Northern Trust’s success in executing various parts of its business plans, the impact of the divestiture or discontinuance of portions of Northern Trust’s business, operating and technology risks (including material systems interruptions, human errors or omissions, fraud, and breaches of internal controls), risks associated with regulatory and tax law changes, and risks and uncertainties inherent in the regulatory and litigation processes. All forward-looking statements included in this news release are based on information available at the time of the release, and Northern Trust Corporation assumes no obligation to update any forward-looking statement.

WEBCAST OF FOURTH QUARTER EARNINGS CONFERENCE CALL

Northern Trust’s fourth quarter earnings conference call will be webcast live on January 19, 2005. The Internet webcast opens the call to all investors, allowing them to listen to the Chief Financial Officer’s comments. The live call will be conducted at 11:00 a.m. CT and is accessible on Northern Trust’s web site at:

http://www.northerntrust.com/aboutus/news/financial_releases.html

The only authorized rebroadcasts of the live call will be available on Northern Trust’s web site from 1:00 p.m. CT on January 19, 2005 through 6:00 p.m. CT on January 26, 2005. Participants will need Windows Mediatm software, which can be downloaded free through Northern’s web site. This earnings release can also be accessed at the above web address.

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NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME STATISTICS

($ In Millions Except Per Share Data)

	FOURTH QUARTER
	2004	2003	% Change (*)
Noninterest Income
Trust Fees	$338.7	$310.6	9%
Foreign Exchange Trading Profits	42.6	27.2	57
Treasury Management Fees	20.0	23.2	(14)
Security Commissions & Trading Income	11.7	13.3	(12)
Other Operating Income	25.3	19.8	28
Investment Security Transactions	0.1	—	N/M

Total Noninterest Income	438.4	394.1	11

Interest Income (Taxable Equivalent)	341.3	269.8	26
Interest Expense	176.6	120.2	47

Net Interest Income (Taxable Equivalent)	164.7	149.6	10

Total Revenue (Taxable Equivalent)	603.1	543.7	11

Noninterest Expenses
Compensation	167.8	158.5	6
Employee Benefits	46.7	31.7	47
Occupancy Expense	29.3	30.2	(3)
Equipment Expense	22.8	21.6	6
Other Operating Expenses	133.4	105.4	27

Total Noninterest Expenses	400.0	347.4	15

Provision for Credit Losses	(10.0)	(15.0)	(33)
Taxable Equivalent Adjustment	14.1	13.4	5

Income from Continuing Operations before Income Taxes	199.0	197.9	1
Provision for Income Taxes	66.9	67.4	(1)

Income from Continuing Operations	132.1	130.5	1

Income (Loss) from Discontinued Operations of NTRC	0.8	(1.2)	—
Loss on Disposal of NTRC	—	—	—
Income Tax Benefit (Expense)	(0.3)	0.4	—

Net Income (Loss) from Discontinued Operations	0.5	(0.8)	—

NET INCOME	$132.6	$129.7	2%

Per Common Share
Income from Continuing Operations
Basic	$0.60	$0.59	2%
Diluted	0.59	0.58	2
Net Income
Basic	$0.61	$0.59	3%
Diluted	0.60	0.58	3

Return on Average Common Equity	16.29%	17.15%
Average Common Equity	$3,236.5	$2,999.9	8%
Return on Average Assets	1.19%	1.25%

Common Dividend Declared per Share	$0.21	$0.19	11%

Average Common Shares Outstanding (000s)
Basic	218,816	219,883
Diluted	222,352	224,322
Common Shares Outstanding (EOP)	219,068	220,118

(*)	Percentage change calculations are based on actual balances rather than the rounded amounts presented in Supplemental Consolidated Financial Information.

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME STATISTICS

($ In Millions Except Per Share Data)

	TWELVE MONTHS
	2004	2003	% Change (*)
Noninterest Income
Trust Fees	$1,330.3	$1,189.1	12%
Foreign Exchange Trading Profits	158.0	109.6	44
Treasury Management Fees	88.1	95.6	(8)
Security Commissions & Trading Income	50.5	54.8	(8)
Other Operating Income	83.8	93.1	(10)
Investment Security Transactions	0.2	—	N/M

Total Noninterest Income	1,710.9	1,542.2	11

Interest Income (Taxable Equivalent)	1,172.6	1,108.1	6
Interest Expense	557.1	507.5	10

Net Interest Income (Taxable Equivalent)	615.5	600.6	2

Total Revenue (Taxable Equivalent)	2,326.4	2,142.8	9

Noninterest Expenses
Compensation	661.7	652.1	1
Employee Benefits	161.5	133.1	21
Occupancy Expense	121.5	132.7	(8)
Equipment Expense	84.7	88.2	(4)
Other Operating Expenses	503.1	450.7	12

Total Noninterest Expenses	1,532.5	1,456.8	5

Provision for Credit Losses	(15.0)	2.5	N/M
Taxable Equivalent Adjustment	54.4	52.4	4

Income from Continuing Operations before Income Taxes	754.5	631.1	20
Provision for Income Taxes	249.7	207.8	20

Income from Continuing Operations	504.8	423.3	19

Income (Loss) from Discontinued Operations of NTRC	1.4	(10.0)	—
Loss on Disposal of NTRC	—	(20.2)	—
Income Tax Benefit (Expense)	(0.6)	11.7	—

Net Income (Loss) from Discontinued Operations	0.8	(18.5)	—

NET INCOME	$505.6	$404.8	25%

Per Common Share
Income from Continuing Operations
Basic	$2.30	$1.92	20%
Diluted	2.26	1.89	20
Net Income
Basic	$2.30	$1.84	25%
Diluted	2.27	1.80	26

Return on Average Common Equity	16.07%	13.81%
Average Common Equity	$3,145.3	$2,927.3	7%
Return on Average Assets	1.22%	1.04%

Common Dividends Declared per Share	$0.78	$0.70	11%
Preferred Dividends (millions)	—	0.7	(100)

Average Common Shares Outstanding (000s)
Basic	219,492	220,203
Diluted	223,136	224,068
Common Shares Outstanding (EOP)	219,068	220,118

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

BALANCE SHEET ($ IN MILLIONS)

	DECEMBER 31
	2004	2003	% Change (*)
Assets
Money Market Assets	$13,167.5	$9,565.1	38%
Securities
U.S. Government	23.6	103.3	(77)
Federal Agency and Other	8,085.9	8,476.4	(5)
Municipal	929.6	884.2	5
Trading Account	2.6	7.4	(65)

Total Securities	9,041.7	9,471.3	(5)
Loans and Leases	17,942.7	17,813.8	1

Total Earning Assets	40,151.9	36,850.2	9
Reserve for Credit Losses Assigned to Loans	(130.7)	(149.2)	(12)
Cash and Due from Banks	2,052.5	1,595.9	29
Trust Security Settlement Receivables	148.9	170.6	(13)
Buildings and Equipment, net	465.1	498.3	(7)
Other Nonearning Assets	2,589.0	2,484.4	4

Total Assets	$45,276.7	$41,450.2	9%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings	$9,444.6	$8,627.1	9%
Other Time	370.7	273.6	35
Foreign Office Time	14,865.3	11,602.0	28

Total Interest-Bearing Deposits	24,680.6	20,502.7	20
Borrowed Funds	7,188.6	8,276.5	(13)
Senior Notes and Long-Term Debt	1,339.9	1,490.9	(10)

Total Interest-Related Funds	33,209.1	30,270.1	10
Demand & Other Noninterest-Bearing Deposits	6,377.0	5,767.3	11
Other Liabilities	2,395.0	2,357.5	2

Total Liabilities	41,981.1	38,394.9	9
Common Equity	3,295.6	3,055.3	8

Total Liabilities and Stockholders’ Equity	$45,276.7	$41,450.2	9%

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

AVERAGE BALANCE SHEET ($ IN MILLIONS)

	FOURTH QUARTER
	2004	2003	% Change (*)
Assets
Money Market Assets	$13,151.9	$9,578.9	37%
Securities
U.S. Government	29.3	103.4	(72)
Federal Agency and Other	7,595.4	8,392.7	(9)
Municipal	930.1	881.8	5
Trading Account	6.1	3.3	88

Total Securities	8,560.9	9,381.2	(9)
Loans and Leases	17,777.4	17,462.5	2

Total Earning Assets	39,490.2	36,422.6	8
Reserve for Credit Losses Assigned to Loans	(140.3)	(157.0)	(11)
Nonearning Assets	4,937.3	4,812.9	3

Total Assets	$44,287.2	$41,078.5	8%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings	$8,827.8	$8,530.8	3%
Other Time	364.5	276.9	32
Foreign Office Time	14,300.9	11,250.3	27

Total Interest-Bearing Deposits	23,493.2	20,058.0	17
Borrowed Funds	8,206.8	9,537.9	(14)
Senior Notes and Long-Term Debt	1,403.6	1,407.8	N/M

Total Interest-Related Funds	33,103.6	31,003.7	7
Demand & Other Noninterest-Bearing Deposits	5,740.6	5,271.5	9
Other Liabilities	2,206.5	1,803.4	22

Total Liabilities	41,050.7	38,078.6	8
Common Equity	3,236.5	2,999.9	8

Total Liabilities and Stockholders’ Equity	$44,287.2	$41,078.5	8%

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

QUARTERLY TREND DATA

($ In Millions Except Per Share Data)

	2004 Quarters				2003 Quarter
	Fourth	Third	Second	First	Fourth
Net Income Summary
Trust Fees	$338.7	$327.5	$336.2	$327.9	$310.6
Other Noninterest Income	99.7	79.9	102.4	98.6	83.5
Net Interest Income (Taxable Equivalent)	164.7	152.6	146.5	151.7	149.6

Total Revenue (Taxable Equivalent)	603.1	560.0	585.1	578.2	543.7
Provision for Credit Losses	(10.0)	—	—	(5.0)	(15.0)
Noninterest Expenses	400.0	377.8	377.2	377.5	347.4

Pretax Income (Taxable Equivalent)	213.1	182.2	207.9	205.7	211.3
Taxable Equivalent Adjustment	14.1	13.6	13.5	13.2	13.4
Provision for Income Taxes	66.9	53.9	63.6	65.3	67.4

Income from Continuing Operations	132.1	114.7	130.8	127.2	130.5
Discontinued Operations of NTRC	0.5	—	—	0.3	(0.8)

Net Income	$132.6	$114.7	$130.8	$127.5	$129.7

Per Common Share
Net Income - Basic	$0.61	$0.52	$0.60	$0.58	$0.59
- Diluted	0.60	0.52	0.59	0.57	0.58
Dividend Declared	0.21	0.19	0.19	0.19	0.19
Book Value (EOP)	15.04	14.71	14.46	14.15	13.88
Market Value (EOP)	48.58	40.80	42.28	46.59	46.28

Ratios
Return on Average Common Equity	16.29%	14.40%	16.91%	16.74%	17.15%
Return on Average Assets	1.19	1.13	1.28	1.30	1.25
Net Interest Margin	1.66	1.66	1.60	1.73	1.63
Productivity Ratio - Continuing Operations	151%	148%	155%	153%	157%
Risk-based Capital Ratios
Tier 1	11.0%	11.3%	11.1%	11.2%	11.1%
Total (Tier 1 + Tier 2)	13.3	13.8	13.9	14.1	14.0
Leverage	7.6	8.1	7.9	8.0	7.6

Trust Assets ($ in Billions) - EOP
Corporate	$2,427.6	$2,198.3	$2,091.7	$2,083.6	$1,960.1
Personal	221.1	205.4	205.5	204.8	195.0

Total Trust Assets	$2,648.7	$2,403.7	$2,297.2	$2,288.4	$2,155.1

Memo: Managed Assets	$571.9	$534.6	$527.4	$520.8	$478.6

Asset Quality ($ in Millions) - EOP
Nonperforming Loans	$32.9	$64.2	$67.1	$71.6	$80.0
Other Real Estate Owned (OREO)	0.2	0.5	0.8	0.5	0.3

Total Nonperforming Assets	$33.1	$64.7	$67.9	$72.1	$80.3

Nonperforming Assets / Loans & OREO	0.18%	0.37%	0.39%	0.42%	0.45%

Gross Charge-offs	$1.1	$1.5	$0.6	$4.1	$5.0
Less: Gross Recoveries	0.3	0.2	0.5	3.4	4.5

Net Charge-offs	$0.8	$1.3	$0.1	$0.7	$0.5

Net Charge-offs (Annualized) to Average Loans	0.02%	0.03%	0.00%	0.02%	0.01%
Reserve for Credit Losses Assigned to Loans	$130.7	$140.4	$141.9	$143.4	$149.2
Reserve to Nonaccrual Loans	397%	219%	211%	200%	186%
Reserve for Other Credit-Related Exposures	$8.6	$9.7	$9.5	$8.1	$8.0